                                                                    EXHIBIT 99.6
                     CAL FED BANCORP INC. AND SUBSIDIARIES

                          COMMERCIAL REAL ESTATE LOANS

                                 JUNE 30, 1996

                                                        OUTSTANDING BALANCE OF COMMERCIAL REAL ESTATE LOANS
                                   ----------------------------------------------------------------------------------------------
             YEAR OF                 0-     750K-   1,000K-   2,000K-   3,000K-   4,000K-   5,000K-                        % OF
           ORIGINATION              749K    999K    1,999K    2,999K    3,999K    4,999K    5,999K    6,000K+    TOTAL     TOTAL
           -----------             ------   -----   -------   -------   -------   -------   -------   -------   -------   -------
                                   (DOLLARS IN MILLIONS)
1996.............................  $  0.5   $  --    $  --     $  --     $  --     $  --     $  --     $  --    $   0.5       0.1%
1995.............................     1.5      --       --        --        --        --        --        --        1.5       0.3%
1994.............................     3.6     1.8      5.3        --        --       5.0        --      28.5       44.2       8.6%
1993.............................     3.3     0.9       --        --        --        --        --        --        4.2       0.8%
1992.............................     0.8     1.0      1.3        --       6.8        --        --       7.7       17.6       3.4%
1991.............................     0.6      --       --        --        --        --        --        --        0.6       0.1%
1990.............................     0.7      --       --        --        --        --        --        --        0.7       0.1%
1989.............................    16.9      --      1.0       2.1        --        --        --       7.7       27.7       5.4%
1988.............................    63.1    16.9     24.8       2.2       7.0       8.9        --        --      122.9      24.0%
1987.............................    56.2    14.0     31.4       7.3      13.2        --       5.2        --      127.3      24.9%
1986.............................    49.6     9.1     14.6       5.1        --       4.7        --        --       83.1      16.2%
1985.............................    24.0     9.4     12.6       2.0        --        --        --        --       48.0       9.4%
1984.............................     4.7     0.8      1.2       2.8        --        --        --        --        9.5       1.9%
1983.............................      --      --       --        --        --        --        --      10.7       10.7       2.1%
1982.............................      --      --       --        --        --        --        --        --         --       0.0%
1981.............................      --      --       --        --        --        --        --        --         --       0.0%
Prior to 1981....................    12.5     0.7       --        --        --        --        --        --       13.2       2.7%
                                   ------   ------  ------    ------    ------    ------    ------    ------     ------     -----
  Total Commercial...............  $238.0   $54.6    $92.2     $21.5     $27.0     $18.6     $ 5.2     $54.6    $ 511.7     100.0%
                                   ======   ======  ======    ======    ======    ======    ======    ======     ======     =====
% of Total.......................    46.5%   10.7%    18.0%      4.2%      5.3%      3.6%      1.0%     10.7%
                                   ======   ======  ======    ======    ======    ======    ======    ======

                                       44